Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

Dated as of January 27, 2005

among

ALH FINANCE LLC

ALH FINANCE CORPORATION

and

LEHMAN BROTHERS INC.

SCOTIA CAPITAL (USA) INC.

RBC CAPITAL MARKETS CORPORATION

ABN AMRO INCORPORATED

as the Initial Purchasers

i

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 27, 2005 by and among ALH Finance LLC, a Delaware limited liability company (“ALH”), ALH Finance Corporation, a Delaware corporation (“ALC” and, together with ALH and prior to the Merger Closings (as defined in the Purchase Agreement), the “Issuers”) and Lehman Brothers Inc., Scotia Capital (USA) Inc., RBC Capital Markets Corporation and ABN AMRO Incorporated (collectively, the “Initial Purchasers”).

This Agreement is entered into in connection with the Purchase Agreement, dated as of January 20, 2005, among the Issuers and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Issuers to the Initial Purchasers of $150,000,000 aggregate principal amount of the Issuers’ 8½% Senior Subordinated Notes due 2013 (the “Notes”). The Notes will be guaranteed on a senior subordinated basis by a guarantee (the “Guarantee”) by Alliance Laundry Holdings LLC, a Delaware limited liability company (the “Parent”), and certain newly acquired or created domestic subsidiaries. The Notes and the Guarantee are collectively referred to herein as the “Securities.” In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations to purchase the Securities under the Purchase Agreement.

Upon the Merger Closings (as defined in the Purchase Agreement), Alliance Laundry Systems LLC, a Delaware limited liability company (“ALS”), Alliance Laundry Corporation (“Alliance”), a Delaware corporation, and the Parent will enter into a joinder agreement to this Agreement as required by Section 12 of this Agreement, pursuant to which they will become a party to this Agreement. The representations, warranties and obligations of and relating to ALS, Alliance and the Parent shall not become effective until the Merger Closings, at which time such representations, warranties and agreements shall become effective pursuant to the terms of the joinder agreement and thereafter all representations, warranties, agreements and obligations of ALS, Alliance and the Parent shall be joint and several. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement.

The parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Affiliate: As defined in Rule 144 of the Securities Act.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Closing Date: January 27, 2005.

Commission: The U.S. Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Securities to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (iii) the delivery by the Issuers to the Registrar (as defined in the Indenture) under the Indenture of the New Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

Effectiveness Target Date: As defined in Section 5 hereof.

Event Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Issuers and the Parent under the Securities Act of the New Securities pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Securities in an aggregate amount equal to the aggregate amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and pursuant to Regulation S under the Securities Act.

Holders: As defined in Section 2(b) hereof.

Indenture: The Indenture, dated as of January 27, 2005, among the Issuers and The Bank of New York, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers: As defined in the preamble hereto.

NASD: National Association of Securities Dealers, Inc.

New Securities: The Securities to be issued pursuant to the Indenture in the Exchange Offer.

Participant: As defined in Section 8(a) hereof.

Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Issuers and the Parent relating to (a) an offering of New Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case

(i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Regulation S: Regulation S promulgated under the Securities Act.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4 hereof.

Shelf Registration Statement: As defined in Section 4 hereof.

TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as in effect on the date of the Indenture.

Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security has been exchanged by a Person other than a Broker-Dealer for a New Security in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Securities Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Security for a New Security, the date on which such New Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Security is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2. Securities Subject to This Agreement

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

3. Registered Exchange Offer

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or one of the events set forth in Section 4(a)(ii) has occurred, the Issuers and the Parent shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission promptly after the Closing Date, but in no event later than 90 days after the Closing Date, (ii) use their respective reasonable best efforts to cause such Registration Statement to become effective no later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use their respective reasonable best efforts to issue on or prior to 30 business days after the date on which such Registration Statement was declared effective by the Commission, New Securities in exchange for all Securities tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of New Securities held by Broker-Dealers as contemplated by Section 3(c) below. The 90, 180 and 30 business day periods referred to in (i), (ii) and (iv) of this Section 3(a) shall not include any period during which the Issuers are pursuing a Commission ruling pursuant to Section 6(a)(i) below.

(b) The Issuers and the Parent shall use their respective best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Issuers and the Parent shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the New Securities shall be included in the Exchange Offer Registration Statement. The Issuers and the Parent shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

(c) The Issuers shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Securities that are Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers or any Affiliate of the Issuers), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any sales of the New Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of New Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

The Issuers and the Parent shall use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of New Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

The Issuers and the Parent shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period in order to facilitate such resales.

4. Shelf Registration

(a) Shelf Registration. If (i) the Issuers and the Parent are not required to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the Issuers and the Parent have complied with the procedures set forth in Section 6(a) below) or (ii) if any Holder of Transfer Restricted Securities that is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) shall notify the Issuers at least 20 business days prior to the Consummation of the Exchange Offer that (A) as a result of a change of law or Commission policy since the Closing Date, such Holder is prohibited from participating in the Exchange Offer or (B) such Holder may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Securities acquired directly from the Issuers or one of its affiliates, then the Issuers and the Parent shall in lieu of, or in the event of (ii) above, in addition to, effecting the registration of the New Securities pursuant to the Exchange Offer Registration Statement use their respective reasonable best efforts to:

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), on or prior to the earlier to occur of (1) the 30th day after the date on which the Issuers and the Parent determine that they are not required to file the Exchange Offer Registration Statement or (2) the 30th day after the date on which the Issuers receive notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earlier date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the Shelf Filing Deadline.

If, after the Issuers and the Parent have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Issuers and the Parent are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) of this Section), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y) above.

The Issuers and the Parent shall use their respective reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the second anniversary of the Closing Date.

Prior to the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement, if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver an offering memorandum in connection with sales of, or market making activities with respect to, the Notes, the Issuers shall (A) periodically amend or supplement the Offering Memorandum so that the information contained in the Offering Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) amend or supplement the Offering Memorandum when necessary to reflect any material changes in the information provided therein so that the Offering Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the Offering Memorandum is so delivered, not misleading and (C) provide the Initial Purchasers with copies of each such amended or supplemented Offering Memorandum, as the Initial Purchasers may reasonably request.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 business days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

5. Additional Interest

If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (c) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (a) through (d), a “Registration Default”), the Issuers will be obligated to pay additional cash interest (“Additional Interest”) to each Holder of the Securities commencing upon the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Securities held by such Holder. The amount of Additional Interest will increase by an additional $0.05 per week per $1,000 principal amount of Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of $0.20 per week per $1,000 principal amount of Securities. All accrued Additional Interest shall be paid to Holders by the Issuers in the same manner as interest is paid pursuant to the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest with respect to such Transfer Restricted Securities will cease.

All obligations of the Issuers set forth in the preceding paragraph that have accrued and are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

The Issuers shall notify the Trustee within five days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing Additional Interest with the Trustee, in trust, for the benefit of the Holders of the Securities, on or before the applicable Interest Payment Date (whether or not any payment other than Additional Interest is payable on such Securities), in immediately available funds in sums sufficient to pay the Additional Interest then due to such Holders. Each obligation to pay Additional Interest shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.

6. Registration Procedures

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuers and the Parent shall (i) comply with all of the provisions of Section 6(c) below, (ii) use their respective reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:

(i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Issuers raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Issuers and Parent hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuers and the Parent to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuers and the Parent hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Issuers and the Parent hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation of the Exchange Offer, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Securities to be issued in the Exchange Offer and (C) it is acquiring the New Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers’ and the Parent’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including Brown & Wood LLP (available February 7, 1997), and any no-action letter obtained pursuant to clause (i) above) and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Issuers and the Parent shall (i) comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Issuers and the Parent will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof and (ii) issue, upon the request of any Holder or purchaser of Securities covered by any Shelf Registration Statement contemplated by this Agreement, New Securities having an aggregate principal amount equal to the aggregate principal amount of Securities sold pursuant to the Shelf Registration Statement and surrendered to the Issuers for cancellation; the Issuers and the Parent shall register New Securities on the Shelf Registration Statement for this purpose and issue the New Securities to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Issuers and the Parent shall:

(i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers and the Parent shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) in the case of a Shelf Registration, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers and the Parent shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) in the case of a Shelf Registration, furnish to each of the selling or exchanging Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement, if any), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least three business days, and the Issuers and the Parent will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which selling Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within four business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, (a) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) fails to comply with the applicable requirements of the Securities Act;

(v) in the case of a Shelf Registration, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, if any, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Issuers’ and the Parent’s representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

(vi) in the case of a Shelf Registration, make available at reasonable times during normal business hours for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuers and the Parent reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement and cause the Issuers’ and the Parent’s officers, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(vii) in the case of a Shelf Registration, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix) in the case of a Shelf Registration, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein, if any, and all exhibits (including exhibits incorporated therein by reference);

(x) in the case of a Shelf Registration, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers and the Parent hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) in the case of a Shelf Registration, enter into such agreements (including an underwriting agreement) and make such representations and warranties which, in the opinion of each of the Issuers’ and the Parent, are reasonably required, and take all such other reasonable actions in connection therewith, in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any purchaser or by any Holder of Transfer Restricted Securities or underwriter, if any, in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, provided, that such sale or resale of Transfer Restricted Securities is for at least $25.0 million principal amount, and in connection with an Underwritten Registration, the Issuers and the Parent shall:

(A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of the effectiveness of the Shelf Registration Statement, signed by (y) the Chairman of the Board (or an equivalent position), its President or a Vice President of the Issuers and the Parent and (z) the Chief Financial Officer of the Issuers and the Parent, confirming, as of the date thereof, such matters as such parties may reasonably request;

(2) an opinion, dated the date of the effectiveness of the Shelf Registration Statement, of counsel for the Issuers, covering such matters as such Holder may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers and the Parent, representatives of the independent public accountants for the Issuers, the Initial Purchasers’ representatives and the Initial Purchasers’ counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements, and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Issuers and the Parent and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3) a customary comfort letter, dated the date of the effectiveness of the Shelf Registration Statement, from the Issuers’ independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings.

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers and the Parent pursuant to this clause (xi), if any.

If at any time the representations and warranties of the Issuers and the Parent contemplated in clause (A)(1) above cease to be true and correct, the Issuers and the Parent shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing.

(xii) in the case of a Shelf Registration, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Parent or either of the Issuers shall be required to register or qualify as a foreign corporation or as a dealer in securities where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiii) in the case of a Shelf Registration, shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, New Securities in the same amount as the Securities surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder, such New Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Issuers for cancellation;

(xiv) in the case of a Shelf Registration, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

(xv) use their respective reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(xvi) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xvii) obtain CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide certificates for the Transfer Restricted Securities;

(xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD, and use their best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities; provided, however, that none of the Parent or either of the Issuers shall be required to register or qualify as a foreign corporation or as a dealer in securities where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xix) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the respective Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute and use their respective reasonable best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act.

Each Holder agrees that the acquisition of a Transfer Restricted Security constitutes such Holder’s agreement that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or (ii) such Holder is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

7. Registration Expenses

All expenses incident to the Issuers’ and the Parent’s performance of or compliance with this Agreement will be borne by the Issuers and the Parent, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its one counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Securities to be issued in the Exchange Offer and printing of Prospectuses), and associated messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers and the Parent; (v) all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system, and the obtaining of a rating of the Securities, if applicable; and (vi) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Issuers and the Parent will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Parent.

None of the Issuers or the Parent shall bear any underwriting discounts or commissions or transfer taxes relating to the sale or disposition of Transfer Restricted Securities by any Holder (excluding the initial sale of the Notes from the Issuers to the Initial Purchasers pursuant to the Purchase Agreement).

Other than the sale of the Notes from the Issuers to the Initial Purchasers pursuant to the Purchase Agreement, none of the Issuers or the Parent shall bear any underwriting discounts or commissions or transfer taxes relating to the sale or disposition of Transfer Restricted Securities by any Holder.

8. Indemnification and Contribution

(a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker-Dealer or Initial Purchaser, as applicable, who seeks to sell New Securities, the Issuers and the Parent shall indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or Initial Purchaser selling New Securities, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act (each, a “Participant”) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary in order to make the statements therein not misleading or the omission or alleged omission to state in the Prospectus a material fact required to be stated therein or necessary in order to make the statements therein, in the light under which the circumstances were made, not misleading, and shall reimburse each Participant promptly upon demand for any legal expenses of one counsel (in addition to local counsel, if necessary) or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Issuers and the Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any prospectus forming part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuers or the Parent by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, claim, damage, liability or action arising from the sale of the New Securities to any person by that Participant if (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by the Issuers or the Parent with Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Issuers or the Parent may otherwise have to any Participant or to any controlling person of that Participant.

(b) Each Participant, severally and not jointly, shall indemnify and hold harmless the Issuers, the Parent, their respective directors, members, officers, employees or agents and each person, if any, who controls the Issuers and the Parent within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers, the Parent or any such director, member, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary in order to make the statements therein not misleading or the omission or alleged omission to state in the Prospectus a material fact required to be stated therein or necessary in order to make the statements therein, in the light under which the circumstances were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers or the Parent by or on behalf of that Participant specifically for inclusion herein, and shall reimburse the Issuers, the Parent and any such director, officer, employee or agent or controlling person for any legal or other expenses reasonably incurred by the Issuers, the Parent or any such director, member, officer, employee or agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Issuers, the Parent or any such director, member, officer or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and those other Participants and their respective directors, members, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Participants against the indemnifying party under this Section 8 if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and those Participants, directors, members, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the customary fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel representing the indemnified parties). Each indemnified party, as a condition of the indemnity agreements contained in Section 8, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Issuers and the Parent on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Parent or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Parent and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of the Notes exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants’ obligations to contribute as provided in this Section 8(d) are several and not joint.

9. Rule 144A

Each of the Issuers and the Parent hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which either of the Issuers or the Parent (a) is not subject to Section 13 or Section 15(d) of the Exchange Act, to make available upon request of any Holder, or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A and (b) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

10. Participation in Underwritten Registrations

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

11. Selection of Underwriters

The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Issuers.

12. Future Parties

If, prior to the Consummation of the Exchange Offer or prior to the effectiveness of the Shelf Registration Statement, as the case may be, (i) either of the Issuers merges with or into another Person or Persons in accordance with the terms and provisions of the Indenture, such Person or Persons shall execute and deliver to the parties hereto a joinder agreement to this Agreement substantially in the form attached hereto as Exhibit A and such Person or Persons shall be bound by all the provisions of this Agreement as the “Issuers,” or (ii) any subsidiary of either of the Issuers executes a Subsidiary Guarantee in accordance with the terms and provisions of the Indenture, the Issuers shall cause such subsidiary to execute and deliver to the parties hereto a joinder agreement to this Agreement substantially in the form attached hereto as Exhibit A and such subsidiary shall be bound by all the provisions of this Agreement as a “Guarantor.” It is hereby acknowledged that upon the Merger Closings (as defined in the Indenture), Alliance Laundry Systems LLC, Alliance Laundry Corporation and the Parent will become a party to this Agreement by executing and delivering a joinder agreement to this Agreement substantially in the form attached hereto as Exhibit A.

13. Miscellaneous

(a) Remedies. The Issuers and the Parent acknowledge and agree that any failure by the Issuers and/or the Parent to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ and the Parent’s obligations under Sections 3 and 4 hereof. The Issuers and the Parent further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Issuers and the Parent will not, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuers and the Parent have not previously entered into any agreement granting any registration rights with respect to their respective securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Issuers and the Parent will not take any action, or permit any change to occur, with respect to Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer unless such action or change is required by applicable law.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers and the Parent have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address of such Holder maintained by the Registrar under the Indenture; and

(ii) if to the Issuers or the Parent:

Alliance Laundry Systems

Shepard Street

Ripon, Wisconsin 54971

Attention: Chief Financial Officer

Facsimile: (920) 748-4429

With a copy to:

Debevoise & Plimpton LLP

919 3rd Avenue

New York, New York 10022

Attention: Paul D. Brusiloff, Esq.

Facsimile: (212) 909-6836.

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(l) Required Consents. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuers or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers and the Parent, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALH FINANCE LLC

By:	/s/ LEE L. SIENNA
Name: Lee L. Sienna
Title: Vice President

ALH FINANCE CORPORATION

By:	/s/ LEE L. SIENNA
Name: Lee L. Sienna
Title: Vice President

Accepted as of the date thereof:

LEHMAN BROTHERS INC., on behalf of the Initial Purchasers

By:	/s/ STEPHEN SLEIGH
Name: Stephen Sleigh
Title: Managing Director

Exhibit A

Form of Joinder to Registration Rights Agreement

January [      ], 2005

Lehman Brothers Inc.

Scotia Capital (USA) Inc.

RBC Capital Markets Corporation

ABN AMRO Incorporated

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10017

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of January [      ], 2005, among ALH Finance LLC, a Delaware limited liability company (the “Company”), ALH Finance Corporation, a Delaware corporation (“ALH” and, together with the Company, the “Issuers”), and Lehman Brothers Inc., Scotia Capital (USA) Inc., RBC Capital Markets Corporation and ABN AMRO Incorporated (collectively, the “Initial Purchasers”) concerning the purchase of the Notes (as defined in the Registration Rights Agreement) from the Issuers by the several Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.

Each of Alliance Laundry Systems LLC (“ALS”) and Alliance Laundry Corporation (“ALC” and, together with ALS, the “Successor Companies”) agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Notes pursuant to the Purchase Agreement.

1. Joinder of the Successor Companies. Each of the Successor Companies hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the Issuers therein and as if such party executed the Registration Rights Agreement on the date thereof.

2. Joinder of the Guarantor. The Parent hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as the Parent and as if such party executed the Registration Rights Agreement on the date thereof.

3. Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings in this letter agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between the Successor Companies, the Parent and the several Initial Purchasers in accordance with its terms.

Very truly yours,

ALLIANCE LAUNDRY SYSTEMS LLC

By:
Name:
Title:

ALLIANCE LAUNDRY CORPORATION

By:
Name:
Title:

ALLIANCE LAUNDRY HOLDINGS LLC

By:
Name:
Title:

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Accepted: January [      ], 2005

LEHMAN BROTHERS INC. SCOTIA CAPITAL (USA) INC. RBC CAPITAL MARKETS CORPORATION ABN AMRO INCORPORATED

By:	LEHMAN BROTHERS INC.

By:
Authorized Representative

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